UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2021

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On August 23, 2021, the Board of Directors of Dine Brands Global, Inc. (the “Corporation”), acting pursuant to the authority granted to it by the Corporation’s Amended and Restated Bylaws, increased the size of the Board of Directors from ten to eleven directors. Also on August 23, 2021, the Board of Directors appointed Martha C. Poulter as a director of the Corporation and as a member of the Audit Committee, in each case effective as of September 1, 2021. Ms. Poulter is an independent director who will serve with a term expiring at the Corporation’s 2022 annual meeting of stockholders.

Ms. Poulter has served as the Senior Vice President and Chief Information Officer at Royal Caribbean Group, a global cruise company, since 2018. Previously, Ms. Poulter served as the Executive Vice President and Chief Information Officer of Starwood Hotels & Resorts Worldwide from 2014 to 2016. From 1995 to 2014, Ms. Poulter served in numerous roles at General Electric Corporation, including Chief Information Officer, GE Capital, from 2010 to 2014.

Ms. Poulter will participate in the Corporation’s standard non-employee director compensation arrangements under which she will receive an annual board retainer of $70,000, additional annual committee retainers for serving on committees of the Board of Directors and an annual equity award targeted at $105,000 in value. In connection with her appointment to the Board of Directors, Ms. Poulter will also receive an initial prorated equity award targeted at $35,000 that will cliff vest in full one year from the date of grant and settle in shares of common stock.

There are no transactions between Ms. Poulter (or any member of her immediate family) and the Corporation (or any of its subsidiaries), and there is no arrangement or understanding between Ms. Poulter and any other persons or entities pursuant to which Ms. Poulter was appointed as a director of the Corporation.

The Corporation issued a press release announcing the appointment of Ms. Poulter to the Board of Directors. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release announcing appointment of new director dated August 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 2021	DINE BRANDS GLOBAL, INC.

	By:	/s/ Christine K. Son
Christine K. Son Senior Vice President, Legal, General Counsel and Secretary